                                                                   EXHIBIT 23(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated November 24, 1998 accompanying the consolidated financial statements of Oxboro Medical International, Inc. and subsidiary included in the Annual Report on Form 10-KSB for the year ended September 30, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP


Minneapolis, Minnesota
August 30, 1999